Exhibit 99.1

Stardust Power Reports Preliminary 2025 Results and Highlights Development Progress at Muskogee Lithium Refinery

GREENWICH, Conn., March 17, 2026 -- Stardust Power Inc. (Nasdaq: SDST) (“Stardust Power” or the “Company”), an American developer of battery-grade lithium carbonate, today announced its preliminary results for the year ended December 31, 2025 and provided an update on the continued development of its lithium refinery project in Muskogee, Oklahoma.

“2025 marked a year of meaningful progress for Stardust Power as we advanced the technical, commercial and regulatory foundations of our lithium refinery in Muskogee,” said Roshan Pujari, Founder and Chief Executive Officer of Stardust Power. “During the year, we completed key engineering milestones, including our FEL-3 study, entered into strategic feedstock supply agreements and received independent third-party validation of the refinery design. Phase I is expected to produce up to 25,000 metric tons per year of battery-grade lithium carbonate, forming the first stage of a planned 50,000 metric tons per-year refining platform, with estimated Phase I CapEx of approximately $500 million. The refinery is designed to support the development of a more secure domestic lithium supply chain. Following year-end, we also received our air quality construction permit from the Oklahoma Department of Environmental Quality, which helps position the refinery to move toward construction.”

2025 Refinery Project Milestones and Business Highlights:

●	Completed the Front-End Loading Level 3 (“FEL-3”) engineering study by Primero for the planned lithium refinery in Muskogee, Oklahoma, providing engineering and project definition and establishing an estimated capital cost of approximately $500 million to support the next stage of development and construction planning. The Company continues to evaluate a range of project financing alternatives, including potential strategic partners, government-supported financing programs and capital markets transactions, to support the development and construction of the Muskogee lithium refinery.

●	Completed an independent third-party review of the Muskogee lithium refinery by Black & Veatch, which concluded that the project presents low technical and design risk and that Phase 1 production targets are expected to be achievable.

●	Broke ground at the site in Muskogee, Oklahoma, initiating early site preparation as the refinery advances toward construction.

●	Entered into non-binding lithium chloride feedstock supply arrangements with Mandrake Resources and Prairie Lithium totaling up to 13,500 metric tons per year of lithium carbonate equivalent (“LCE”), which is a positive step towards establishing a diversified supply pipeline to support future refining operations.

●	Raised $13.2 million in equity capital and secured up to $10.0 million in debt financing, supporting continued advancement of the Company’s lithium refinery.

●	Strengthened senior leadership team with the appointments of Carlos Urquiaga, Kenneth Pitts and Bruce Czachor, adding deep experience across legal and regulatory matters, project development, capital markets and the global battery materials supply chain.

●	Continued development and planning for the Muskogee lithium refinery, including engineering, feedstock sourcing and permitting milestones supporting the refinery’s progression toward a final investment decision.

Subsequent Events since Year-End 2025

●	Received the final air quality construction permit from the Oklahoma Department of Environmental Quality for the Muskogee lithium refinery, positioning the project to advance toward construction and commissioning.

●	Established a $10.0 million synthetic ATM equity facility with B. Riley Principal Capital II, providing flexible access to capital to support project advancement.

●	Engaged Washington, D.C.– based 38 North Solutions to support federal government relations, policy engagement and funding initiatives related to domestic critical-minerals supply chains.

2025 Financial Highlights

●	As of December 31, 2025, the Company had cash and cash equivalents of approximately $3.5 million and continued to deploy capital toward engineering, permitting and development activities for its planned Muskogee lithium refinery.

●	For the year ended December 31, 2025 and December 31, 2024, the Company incurred a net loss of $15.7 million and $23.8 million, respectively. The improvement was primarily driven by lower financing charges and reduced general and administrative expenses compared to the prior year, which included costs associated with being a public company.

●	Loss per share was $2.13 for the current year, compared to $5.55 for the prior year, the decrease being driven primarily by a decrease in finance charges for short term loans, lower general and administrative costs and an increase in outstanding share capital due to public offerings during the year.

●	Net cash used in operating activities decreased to $8.3 million for the current year, compared to $9.7 million for the prior year, primarily driven by certain expenses related to the close of the business combination incurred in prior year, partially offset by our continued investment in operations and hiring of key talent.

●	Net cash used in investing activities was $3.4 million for the current year, compared to $4.8 million for the prior year, primarily driven by our initial capital investments made in the anticipated building of the Muskogee lithium refinery.

●	Net cash provided by financing activities was $14.2 million during the current year, compared to $14.2 million for the prior year. During the current year, cash provided by financing activities was driven primarily by $12.0 million in net proceeds from public offerings and warrant inducements, cash received from the issuance of 2025 convertible notes of $3.8 million and $2.1 million proceeds from common stock issuances, partially offset by the repayment of $3.9 million of short-term loans. The prior year financing cash flow resulted from cash received from closing of the business combination, including proceeds from the PIPE subscription agreements and 2024 convertible notes, net of transaction costs paid and proceeds from short term loans from related party and investors.

Liquidity As a Development-Stage Company

Consistent with disclosures in previous reports filed with the SEC, as a development stage Company, we believe our cash on hand, and potential additional equity available through the issuance of common stock, will be inadequate to satisfy our working capital and capital expenditure requirements for at least the next twelve months, and there remains substantial doubt about our ability to continue as a going concern. As a result, we rely on access to various sources of funding including the public and private debt and equity capital markets, as well as grants, as a source of funding for our capital and operating requirements. We cannot assure you that we will be successful in securing such additional funding on satisfactory terms, or at all.

Annual Report on Form 10-K

The Company’s financial results presented above are preliminary and subject to finalization in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on or about March 25, 2026.

Conference Call Details

A conference call will be webcast live at 5.30pm EST on 25 March, 2026. Participants may access the call by clicking the participant call link to ask questions:

https://register-conf.media-server.com/register/BI8959694f9c114dbcb9b8b58d1474b86b.

Upon registering at the link, you will receive the dial-in info and a unique PIN to join the call as well as an email confirmation with the details.

You can also access the call via live audio webcast using the website link to listen in:

https://edge.media-server.com/mmc/p/j9wfkazn

Participants should log in at least 15 minutes early to receive instructions. The earnings call will be available on the Company website following the event.

About Stardust Power

Stardust Power is a developer of battery-grade lithium carbonate designed to bolster America’s energy security through resilient supply chains. The Company plans to build a strategically located lithium refinery in Muskogee, Oklahoma, with the capacity to produce up to 50,000 metric tons of battery-grade lithium carbonate annually. Committed to sustainability at every stage, Stardust Power trades on Nasdaq under the ticker “SDST.”

For more information, visit www.stardust-power.com

Stardust Power Contacts

For Investors:

Johanna Gonzalez
investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com

Cautionary Statement Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, objectives, goals, prospects, financial results or strategies regarding us and the future held by our management team and the products and markets, future events, future financial condition, expected future revenues or performance, financing needs, our ability to continue as a going concern, business trends and market opportunities of our business, as well as statements regarding the expected capital expenditures, risks, production level, produced lithium quality, project design, feedstock supply, financing arrangements, final investment decision, development, construction, permits and related timelines with respect to the Company’s Muskogee [lithium] refinery. These forward-looking statements are based on management’s current beliefs and assumptions, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may be identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical fact, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon beliefs, assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these beliefs and judgments are reasonable, but these statements are not guarantees of any future events, financial results or outcomes, or the timing of such. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events, results, outcomes and circumstances, and the timing thereof, are difficult or impossible to predict and may differ from our beliefs, assumptions or predictions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including the ability of Stardust Power to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of Stardust Power to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the price of Stardust Power’s securities, including volatility resulting from recent sales of securities, issuance of debt, and exercise of warrants, changes in the competitive and highly regulated industries in which Stardust Power plans to operate, variations in performance across competitors, changes in laws and regulations affecting Stardust Power’s business and changes in the combined capital structure; the regulatory environment and our ability to obtain necessary permits and other governmental approvals for our operation; Stardust Power’s need for substantial additional financing to execute our business plan and our ability to access capital and the financial markets; worldwide growth in the adoption and use of lithium products; the Company’s ability to enter into and realize the anticipated benefits of offtake and license and other commercial agreements; risks related to the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; the substantial doubt regarding the Company’s ability to continue as a going concern and the need to raise capital in the near term in order to maintain the Company’s operations; the Company’s continued listing on the Nasdaq; and those factors described or referenced in the Company’s filings with the SEC, including the Company’s Registration Statement on Form S-1 filed with the SEC on February 12, 2026 and Annual Report on Form 10-K for the year ended December 31, 2025, which is expected to be filed with the SEC by March 25, 2026. The foregoing list of factors is not exhaustive. If any of these risks materialize or our assumptions prove incorrect, actual results, outcomes, performance or achievements, or the timing of such results, outcomes, performance or achievements could differ materially from those expressed or implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results, outcomes, performance or achievements, or the timing of such results, outcomes, performance or achievements to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.